UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 29, 2008
U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17150 South Margay Avenue, Carson, CA		90746
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(310) 735-0085
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2008, the Compensation Committee of the Board of Directors of U.S. Auto Parts Network, Inc. established the 2008 annual base salaries for certain of the Company’s officers identified on Exhibit 10.1 (collectively, the "Officers").  The 2008 base salaries for the Officers are effective January 1, 2008 and are listed in Exhibit 10.1 to this report and are incorporated herein by reference.

In addition, on January 29, 2008, the Compensation Committee also established the target discretionary cash bonuses for the Officers for 2008, which also are set forth on Exhibit 10.1 to this report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.                        Description
    10.1                                2008 Base Salaries and Target Bonuses of Certain Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 4, 2008                             U.S. AUTO PARTS NETWORK, INC.

By:   /s/ MICHAEL MCCLANE
Michael J. McClane,
Chief Financial Officer, Executive Vice President of Finance,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.                                           Description
    10.1                                      2008 Base Salaries and Target Bonuses of Certain Officers.

Exhibit 10.1

2008 Base Salaries and Target Discretionary Bonuses

Officer	Position	Base Salary	Target Discretionary Cash Bonus
Shane Evangelist	Chief Executive Officer	$350,000	$210,000
Michael J. McClane	Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary	$280,000	$150,000
Alexander Adegan	Chief Information Officer	$231,000	$75,000
Houman Akhavan	Vice President of Marketing	$210,000	$125,000